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                                                                    Exhibit 21.1

                         List of Subsidiaries of Issuer


                                                          Percentage of
                                                         Shares Owned by
                                                             Issuer
                                                         ---------------
Micro-Filtration, Inc.; incorporated in Michigan               100%
Numation  Inc.; incorporated in Michigan                        90%
Numatech Inc.; incorporated in Michigan                         88%
I.A.E. Incorporated; incorporated in Michigan                  100%
Ultra Air Products, Inc.; incorporated in Michigan             100%
Microsmith, Inc.; incorporated in Arizona                      100%
Numatics B.V.; organized in the Netherlands                    100%
Numatics S.A. de C.V.; organized in Mexico                      99%
Numatics S.A.R.L.; organized in France                          99%
Numatics Ltd.; organized in the United Kingdom                  99%
Numatics Ltd.; organized in Canada                             100%
NAC Beteilingungs GmbH; organized in Germany                   100%
Numatics GmbH; organized in Germany                            100%
Numatics K.F.T.; organized in Hungary                          100%
Numatics Ltd; organized in Taiwan                               91%
Numatics S.R.L.; organized in Italy                             99%
Univer GmbH; organized in Germany                              100%
Empire Air Systems, Inc.; incorporated in New York             100%
Numatics Spain S.L., organized in Spain                        100%